Exhibit (j)(i) under Form N-1A
                                                Exhibit 23 under Item 601/Reg SK


                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Auditors" in the Statements of Additional Information in Post-Effective Amendment Number 46 to the Registration Statement (Form N-1A Number 33-20673) dated February 14, 2001 and to the incorporation by reference therein of our report dated June 13, 2000 on the financial statements of Vision Group of Funds, Inc. (comprising, Vision Treasury Money Market Fund, Vision Money Market Fund, Vision New York Tax-Free Money Market Fund, Vision U.S. Government Securities Fund, Vision New York Municipal Income Fund, Vision Large Cap Value Fund, Vision Mid Cap Stock Fund, and Vision Large Cap Growth Fund) included in its Annual Report to Shareholders for the year ended April 30, 2000.

/s/ ERNST & YOUNG LLP
Boston, Massachusetts
February 13, 2001